METROPOLITAN SERIES FUND, INC.
Sub-Item 77Q1 Exhibits

In response to Sub-Item 77Q1(e), the following advisery and subadvisery agreements are incorporated by reference:

Advisery and Subadvisery Agreements relating to T. Rowe Price Large Cap Growth Portfolio are incorporated by reference to Post-Effective
Amendment No. 39 to the Registration Statement of Metropolitan Series Fund, Inc. filed on February 7, 2004.